UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 29, 2010

American Realty Capital Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland
 (State or Other Jurisdiction of Incorporation)

333-145949	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

106 Old York Road Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

(215) 887-2189 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K originally filed by American Realty Capital Trust, Inc. with the U.S. Securities and Exchange Commission on February 4, 2010 (the “Form 8-K”) amends and restates the information set forth in both the first paragraph and first table under Item 2.01.  No other changes have been made.

Item2.01	Completion of Acquisition of Assets.

Fresenius Medical Distribution Portfolio

On January 29, 2010, the Company acquired two build-to-suit distribution facilities from Fresenius Medical Care North America, a wholly owned subsidiary of Fresenius Medical Care AG & Co. KGaA, to be leased by their wholly owned subsidiary Fresenius USA Manufacturing, Inc. The distribution facilities are each 70,000 square feet, and are located in Apple Valley, CA and Shasta Lake, CA.  The aggregate purchase price was approximately $12.5 million, inclusive of all closing costs and fees.

Address	City	State	Purchase Price	Compensation to Advisor and Affiliates (1)
Navajo Rd and Lafayette Street	Apple Valley	CA	$6,097,775	$182,733
3415 Bronze Court	Shasta lake	CA	6,364,569
Total			$12,462,344

(1) Compensation to Advisor and affiliate includes acquisition fees and financing arrangement fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: February 5, 2010	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors